Exhibit 10.2

TRANSITION AND SEPARATION AGREEMENT

AND GENERAL RELEASE OF ALL CLAIMS

AGREEMENT entered into as of this 18th day of July, 2013 by and between Hologic, Inc., a Delaware corporation with its principal place of business at 35 Crosby Drive, Bedford, Massachusetts 01730 (the “Company”), and Robert A. Cascella, an individual having his principal residence in Charlestown, Massachusetts (the “Executive”).

WHEREAS, the Executive currently serves as a member of the Board of Directors (the “Board”), the President, and the Chief Executive Officer of the Company;

WHEREAS, the Executive and the Company previously entered into a Retention and Severance Agreement, dated May 3, 2006 (the “Severance Agreement”); and

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to retain the Executive as a full-time non-executive employee to assist in the orderly transition of his role, duties and responsibilities as President and Chief Executive Officer, effective as of July 18, 2013 (the “Transition Date”), to the Executive’s successor, and the Executive desires to provide such services.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1. Resignation. Effective on the Transition Date, the Executive will resign his position as President, Chief Executive Officer and a member of the Board of the Company as well as all other positions that the Executive may hold as an officer and/or director of the Company or any of its subsidiaries or affiliates, by executing the letter of resignation attached as Exhibit A hereto.

2. Transition Period.

(a) Title. Upon the Transition Date, the Executive shall be employed by the Company solely as a full-time non-executive employee through November 30, 2013 (the “Resignation Date,” and the time between the Transition Date and the Resignation Date the “Transition Period”), subject to the terms and conditions of this Agreement.

(b) Duties. During the Transition Period and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full business time and best efforts to the business and affairs of the Company in order to facilitate the transfer of duties to the Company’s new President and Chief Executive Officer. During the Transition Period, the Executive shall report directly to the Chairman of the Board and the President and Chief Executive Officer. The Executive further agrees to comply with the Company’s policies and procedures as they may be applicable to him (including without limitation, as an employee) as such policies and procedures may be modified from time to time. During the Transition Period, the Executive may work from home or another location of his choosing; provided, however, that the Executive and the Company acknowledge and agree that the Executive will only be provided use of the Company’s offices to the extent reasonably necessary for purposes of the Executive’s duties hereunder or as otherwise made available by the Company. The Company will provide reasonable administrative support to the Executive.

(c) Compensation. During the Transition Period: (i) the Executive shall be entitled to continue to receive base salary at a rate equal to his current base salary $927,000, payable in accordance with the Company’s regular payroll practices; (ii) the Executive shall continue to participate in the Company’s Short-Term Incentive Plan for fiscal year 2013 (the “FY 2013 STIP”) in accordance with the terms thereunder with payment, if any, to be made at such time as bonuses are paid under the FY 2013 STIP (it being understood that the Executive shall not participate in the fiscal year 2014 Short-Term Incentive Plan); (iii) the Executive’s outstanding stock option, restricted stock unit and market stock unit awards will remain outstanding and will continue to vest in accordance with and subject to the terms and conditions set forth in the applicable equity incentive plans and award agreements; and (iv) the Executive shall be entitled to participate in any and all retirement (both qualified and non-qualified), medical, dental, life insurance and other employee benefit plans in which he currently participates, all to the extent the Executive remains eligible under the terms of such plans and subject to the terms and conditions of such plans as may be in effect from time to time, including (without limitation) the Company’s car allowance program.

(d) Termination. The Executive’s employment during the Transition Period may be terminated (i) by the Company for material breach by the Executive of the Company’s written policies and this Agreement, including the Non-Competition and Proprietary Information Agreement attached as Exhibit B hereto, but only after (x) the Executive has actually received written notification detailing such material breach and (y) the Executive has been given a 10 business day period to cure such material breach, if curable (and if substantially cured within such 10 business day period, then Executive’s employment shall not be terminated), or (ii) by reason of the Executive’s death. In the case of any termination of the Executive’s employment prior to the Resignation Date, the Executive’s entitlement to the compensation and benefits provided in Section 2(c) shall immediately cease and the Executive’s entitlement to full, partial or pro-rated compensation and other benefits under the Company’s benefit plans and arrangements, if any, shall be determined under the policies and benefit plans of the Company. For the avoidance of doubt, if Executive’s employment terminates for any reason during the Transition Period, then Executive still will be entitled to the Separation Benefits set forth in Section 3 below.

(e) Final Resignation. The Executive and the Company agree that on the Resignation Date the Executive’s employment as a full-time non-executive employee shall terminate and the Transition Period shall end. On the Resignation Date, the Executive will receive his final paycheck with accrued and unpaid pay through that date as well as accrued and unpaid vacation time.

3. Separation Benefits. As a consequence of the termination of the Executive’s employment with the Company on or after the Transition Date, and in accordance with the Severance Agreement and in full discharge of the Company’s obligations thereunder, the Company shall pay to the Executive or his heirs or estate, if applicable, subject to the Executive executing this Agreement within the applicable time period and not revoking it, a lump sum cash payment on the first business day following the six-month anniversary of the Resignation Date, equal to (x) $927,000 and (y) an amount equal to the average of the annual bonuses paid or payable during the last three (3) fiscal years ended prior to the Resignation Date. The Company will pay the Executive’s COBRA continuation premiums for twelve months following the Resignation Date.

4. Non-Competition Agreement. In consideration for the substantial benefits being provided to the Executive hereunder, the Executive agrees to execute the Non-Competition and Proprietary Information Agreement attached hereto as Exhibit B and executed of even date herewith.

5. Executive Release. In consideration for the substantial benefits being provided to the Executive hereunder, the Executive, for himself, his agents, legal representatives, assigns, heirs, distributees, devisees, legatees, administrators, personal representatives and executors (collectively, the “Releasing Parties”), hereby releases and discharges, to the extent permitted by law, the Company and its present and past subsidiaries and affiliates, its and their respective successors and assigns, and the present and past shareholders, officers, directors, employees, agents and representatives of each of the foregoing (collectively, the “Company Releasees”), from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever, whether known or unknown, from the beginning of the world to the date the Executive signs this Agreement, but otherwise including, without limitation, any claims arising out of or relating to the Executive’s employment with and termination of employment from the Company, for wrongful discharge, for breach of contract, for discrimination or retaliation under any federal, state or local fair employment practices laws, including, Title VII of the Civil Rights Act of 1964 (as amended by the Civil Rights Act of 1991), the Family and Medical Leave Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, for defamation or other torts, for wages, bonuses, incentive compensation, unvested stock, unvested stock options, vacation pay or any other compensation or benefit and any claims under any tort or contract (express or implied) theory, and any of the claims, matters and issues which could have been asserted by the Releasing Parties against the Company Releasees in any legal, administrative or other proceeding in any jurisdiction. Notwithstanding the above, nothing in this release is intended to release or waive the Executive’s right to COBRA, unemployment insurance benefits, any other vested retirement benefits or vested equity awards, the right to seek enforcement of this Agreement or any rights referenced in the Indemnification Agreement, executed by and between the Executive and the Company (the “Indemnification Agreement”) or the Change of Control Agreement, dated November 11, 2011 (the “Change of Control Agreement”), all of which are expressly excepted from the scope of this release.

6. Survival. It is understood and agreed that, with the exception of (i) obligations set forth or confirmed in this Agreement, (ii) obligations of the Executive under the Non-Competition and Proprietary Information Agreement, and (iii) any of the Executive’s rights to indemnification as provided in the Company’s certificate of incorporation and bylaws (it being acknowledged and agreed by the Executive that, as of the date of this Agreement, there are no amounts owed to the Executive pursuant to any such indemnification rights), or the Indemnification Agreement, all of which shall remain fully binding and in full effect subsequent to the execution of this Agreement, the release set forth in Section 5 is intended and shall be deemed to be a full and complete release of any and all claims that the Executive or the

Releasing Parties may or might have against the Company Releasees, or that the Company may have against the Releasing Parties, arising out of any occurrence on or before the Transition Date and this Agreement is intended to cover and does cover any and all future damages not now known to the Executive or which may later develop or be discovered, including all causes of action arising out of or in connection with any occurrence on or before the Transition Date.

7. Exceptions. This Agreement does not (i) prohibit or restrict the Executive from communicating, providing relevant information to or otherwise cooperating with the Equal Employment Opportunity Commission (the “EEOC”) or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws or responding to any inquiry from such authority, including an inquiry about the existence of this Agreement or its underlying facts, or (ii) preclude Executive from benefiting from classwide injunctive relief awarded in any fair employment practices case brought by any governmental agency, provided such relief does not result in Executive’s receipt of any monetary benefit or substantial equivalent thereof.

8. ADEA Release. By signing and returning this Agreement, the Executive acknowledges that he:

(a) has carefully read and fully understands the terms of this Agreement;

(b) is entering into this Agreement voluntarily and knowing that he is releasing claims that he has or believes he may have against the Company Releasees; and

(c) has obtained the advice of counsel with respect to the negotiation and execution of this Agreement.

9. ADEA Revocation. Executive acknowledges that he has been given the opportunity to consider this Agreement for twenty-one (21) days before signing it. For a period of seven (7) days from the date Executive signs this Agreement, Executive has the right to revoke this Agreement by written notice pursuant to Section 13(c). This Agreement shall not become effective or enforceable until the expiration of the revocation period. This Agreement shall become effective on the first business day following the expiration of the revocation period.

10. Other Severance Benefits. The severance pay and benefits provided for in Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice (whether written or unwritten) or agreement. Except as otherwise provided herein, the Executive’s entitlement to any other compensation or benefits shall be determined in accordance with the terms and conditions of the Company’s employee benefit plans (other than severance or termination plans, programs, practices or agreements) and other applicable programs, policies and practices then in effect. For the avoidance of doubt, nothing herein shall alter, change or otherwise affect Executive’s rights under the Change of Control Agreement during the Transition Period, including (without limitation) the right to accelerate vesting thereunder.

11. Successors: Binding Agreement.

(a) This Agreement shall be binding upon and shall inure to the benefit of the Company, and its successors and assigns, and the Company shall require any successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

(b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representative.

12. Tax Treatment; Tax Withholding. The Company and the Executive hereby acknowledge and agree that the compensation provided for in Section 2 and the severance pay provided for in Section 3 shall be treated and reported by the Company and the Executive as additional compensation for services rendered and as ordinary income. The Executive also acknowledges and agrees that the Company may withhold from any compensation or other benefits to which the Executive is entitled hereunder such amounts as may be required to satisfy all federal, state and local withholding and employment tax obligations.

13. General Provisions.

(a) Non-Disparagement. Executive agrees not to make any adverse or disparaging comments (oral or written, including, without limitation, via any form of electronic media) about the Company, its affiliates, or any of their respective officers, directors, managers or employees which may tend to impugn or injure their reputation, goodwill and relationships with their past, present and future customers, employees, vendors, investors and with the business community generally. The Company agrees that its executive officers and directors shall be directed not to make any adverse or disparaging comments (oral or written, including, without limitation, via any form of electronic media) about the Executive. Nothing in this Section 13(a) is intended to prohibit, limit or prevent the Executive or the Company’s officers or directors from providing truthful testimony in a court of law, to a regulatory or law enforcement agency or pursuant to a properly issued subpoena, and such testimony will not be deemed to be a violation of this Section 13(a).

(b) No Special Employment Rights. No provision of this Agreement shall grant or confer upon, or shall be construed to grant or confer upon, the Executive any right with respect to the continuation of his employment by the Company or to otherwise affect in any respect the terms and conditions of such employment except to the extent expressly provided hereunder.

(c) Notices. Any and all notices or other communications required or permitted to be given in connection with this Agreement shall be in writing (or in the form of a facsimile or electronic transmission) addressed as provided below and shall be (i) delivered by hand, (ii) transmitted by facsimile or electronic mail with receipt confirmed, (iii) delivered by overnight courier service with confirmed receipt or (iv) mailed by first class U.S. mail, postage prepaid and registered or certified, return receipt requested:

If to the Company to:

Hologic, Inc.

35 Crosby Drive

Bedford, MA 07130

Attn: General Counsel

Facsimile Number: (781) 280-0674

E-Mail Address: mark.casey@hologic.com

with a copy to:

James L. Hauser, Esq.

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Facsimile Number: (617) 289-0506

E-Mail Address: jhauser@brownrudnick.com

If to the Executive, to:

Robert A. Cascella

Charlestown, MA 02129

with a copy to:

Steven D. Weatherhead

Bello Black & Welsh LLP

125 Summer Street, Suite 1200

Boston, Massachusetts 02110

Tel: 617-247-0670

Fax: 617-247-4125

sweatherhead@belloblack.com

and in any case at such other address as the addressee shall have specified by written notice. Any notice or other communication given in accordance with this Section 13 shall be deemed delivered and effective upon receipt, except those notices and other communications sent by mail, which shall be deemed delivered and effective three (3) business days following deposit with the United States Postal Service. All periods of notice shall be measured from the date of delivery thereof.

(d) Entire Agreement; Amendment. The recitals hereto are hereby incorporated herein by this reference. This Agreement, together with the exhibits hereto, constitute the entire agreement between the parties hereto with regard to the subject matter hereof and thereof, superseding all prior understandings and agreements, whether written or oral; provided, however, that the Change of Control Agreement shall terminate effective as of the Resignation Date, provided that the Company has not entered into a definitive agreement to effect a Change of Control (as such term is defined in the Change of Control Agreement) prior to the Resignation Date and further provided that the Indemnification Agreement and any outstanding vested equity award agreements (including, without limitation, any outstanding vested option agreement, restricted stock unit agreement, market stock unit agreement or other equity instrument by and between the Company and the Executive) shall remain in full force and effect in accordance with the terms and conditions herein and therein. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such change is sought.

(e) 409A Compliance. Notwithstanding any other provision herein to the contrary, the Company shall make the payments required hereunder in compliance with the requirements of Section 409A of the Code and any interpretative guidance issued thereunder. The Company may, in its sole and absolute discretion, delay payments hereunder or make such other modifications with respect to the timing of payments as it deems necessary to comply with Section 409A of the Code. To the extent that the Executive’s Resignation Date occurs in one calendar year and the period for considering the release expires during the following calendar year, then notwithstanding anything herein to the contrary, the payment of the benefits provided under Section 3 will be paid by the Company to the Executive in the second calendar year.

(f) Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

(g) Effect of Headings. The titles of section headings herein contained have been provided solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

(h) Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

(i) Governing Law/Jurisdiction. This Agreement shall be binding upon the Executive and shall inure to the benefit of the Company and its successors and interest and assigns, and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts without regard to conflicts of laws. The parties hereto intend and hereby confer jurisdiction to enforce the covenants contained herein upon the state and federal courts sitting in the Commonwealth of Massachusetts. In the event that such courts shall hold any such covenant wholly unenforceable by reason of the breadth of scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other states within the geographical scope of such other covenants having appropriate personal and subject matter jurisdiction over the parties, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

(j) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a binding contract as of the date first above written.

HOLOGIC, INC.

By:	/s/ David R. LaVance, Jr.
	Name:	David R. LaVance, Jr.
	Title:	Chairman of the Board of Directors

EXECUTIVE

/s/ Robert A. Cascella
Robert A. Cascella

EXHIBIT A

Letter of Resignation

July 17, 2013

Hologic, Inc.

c/o Mark Casey

35 Crosby Drive

Bedford, MA 07130

To the Board of Directors of Hologic, Inc. (the “Company”):

I, Robert A. Cascella, hereby resign from the Board of Directors, any and all committees on which I may serve, and any and all positions held by me as an Officer of all direct or indirect subsidiaries of the Company (if I serve on such Board of Directors and in such an Officer capacity). My resignation shall be effective on July 18, 2013.

Sincerely,

/s/ Robert A. Cascella

Robert A. Cascella

EXHIBIT B

NON-COMPETITION AND PROPRIETARY INFORMATION AGREEMENT

THIS AGREEMENT (the “Agreement”), is made and entered into as of July 18, 2013, by and between Hologic, Inc., a Delaware corporation (the “Company”), and Robert A. Cascella (the “Executive”).

Recitals

WHEREAS, the Company and the Executive have entered into a Transition and Separation Agreement and General Release of all Claims of even date herewith (the “Transition Agreement”); and

WHEREAS, it is a condition of the execution of the Transition Agreement that this Agreement be entered into and be incorporated by reference in the Transition Agreement as Exhibit B thereto; and

WHEREAS, the Executive will receive substantial economic payments and benefits as a result of the Transition Agreement and his continuing employment with the Company; and

WHEREAS, in his capacity as President and Chief Executive Officer and a member of the Board of Directors of the Company, the Executive has had and will continue to have as a full-time non-executive employee access to the Company’s business activities, goodwill, business plans, personnel, financial status and other confidential and proprietary information including, but not limited to, existing and potential customers, customer information, target market areas, potential and future products, methods, techniques and other information of and about the Company, all of which are of great value to the Company and which are not generally known and are confidential; and

WHEREAS, terms not defined herein shall have the meaning ascribed to them in the Transition Agreement.

Agreement

NOW, THEREFORE, in consideration of the above referenced premises and the mutual covenants and promises therein and herein contained and the substantial benefits provided under the Transition Agreement, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, it is hereby agreed by and between the parties as follows:

1. Term. This Agreement shall commence upon the Transition Date. Nothing herein shall relieve the Executive for liability for any breaches of the Employee Intellectual Property Rights and Non-Competition Agreement, dated May 3, 2006 (the “IP Agreement”) that occurred prior to and including the date of this Agreement.

2. Unique Position of Trust.

(a) Executive acknowledges that the services he has heretofore rendered and will continue to render to the Company are of a special and unusual character, with a unique value to the Company. Executive also acknowledges that he has held and will continue to hold a position of trust in which he has had and will continue to have broad access to all of the Company’s most sensitive Confidential Information (as defined below).

(b) For purposes of this Agreement, “Company” shall mean Hologic, Inc. and, any other business entity that is either controlled by, controls, or is under common control with Hologic, Inc.

(c) For purposes of this Agreement, “Confidential Information” means all non-public information of and about the Company, including without limitation, business activities, business plans, legal affairs, personnel, existing and potential customers, customer information, contracts and agreements with customers, contracts and agreements with suppliers, target market areas, product designs and plans, potential and future products, business methods and techniques, financial status, financial projections and forecasts, regulatory matters, pending and proposed acquisitions, financings and joint ventures, intellectual property, trade secrets, proprietary technology, research and development data, computer networks and systems, software programs and code, databases, manufacturing processes and specifications, know-how, operational and hiring matters, personnel policies, market studies and forecasts, competitive analyses, marketing programs, and sales and pricing information, regardless of the form in which such information is stored. “Confidential Information” shall also include any Confidential Information of any client, investor, corporate partner, or joint venturer of the Company, or any other third party that the Company is required by agreement to keep confidential. “Confidential Information” shall not, however, include information that the Executive can demonstrate (a) has become publicly known through no act of the Executive, (b) has been rightfully received by the Executive from a third party not subject to any confidentiality agreement concerning such information or (c) has been independently developed by the Executive without use of or reliance on Confidential Information or any violation of his obligations under this Agreement. If a particular portion or aspect of Confidential Information becomes subject to any of the foregoing exceptions, all other portions or aspects of such information shall remain subject to all of the provisions of this Agreement.

3. Protection of Company Confidential Information.

(a) The Executive shall not, while an employee of the Company, or following termination of his employment, directly or indirectly, use, disclose or permit to be known, other than (i) as is reasonably required in the regular course of his duties on behalf of the Company, including disclosures to the Company’s advisors and consultants, (ii) as required by law (in which case the Executive shall give the Company prior written notice of such required disclosure) or (iii) with the prior written consent of the Company’s Board of Directors or Chief Executive Officer, to any person, firm or corporation any Confidential Information.

(b) The Executive shall not remove from the Company’s premises, or make any copies of, Confidential Information, except as necessary to perform or use in the course of legitimate Company business. The Executive agrees to return to the Company all Confidential

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Information and Company property, including all copies of it, in his possession or under his control, (i) at any time upon the request of the Company, and (ii) without such a request at the termination of his employment by the Company. Upon the Company’s request, the Executive will furnish a written statement that he has returned all Confidential Information and property.

4. Non-Competition and Non-Solicitation.

(a) In view of the unique value to the Company of the services of the Executive, because of the Confidential Information of the Company entrusted to or obtained by the Executive, and as a material inducement to the Company to enter into the Transition Agreement, pursuant to which the Executive will receive significant benefits, the Executive covenants and agrees that he shall not, for two (2) years from the Resignation Date (the “Restricted Period”), directly or indirectly, whether as an owner, partner, executive, director, consultant, contractor, advisor, agent, employee, guarantor, surety or otherwise, or through any person, consult with or in any way aid or assist any person to engage or attempt to engage in any employment, consulting or other activity which directly or indirectly competes with the current business of the Company or business under development by the Company (the “Restricted Field”). The Executive acknowledges that his participation in the conduct of any such business or activity alone or with any person other than the Company will materially impair the business and prospects of the Company and the goodwill of the Company.

(b) During the Restricted Period, the Executive shall not, directly or indirectly, on behalf of any party or person other than the Company, solicit (or assist or provide information in connection therewith) any then-customer of the Company (including customers where the Company’s products or services are sold through distributors, resellers, licensees and the like) or prospective customer of the Company to provide any product, service, or business that is competitive with or substantially similar to any product, service, or business then offered or planned to be offered by the Company, or to induce such then-customer or prospective customer to reduce or diminish the volume or level of their business with the Company.

(c) During the Restricted Period, the Executive shall not, directly or indirectly, on behalf of any party or person other than the Company, solicit or induce (or assist or provide information in connection therewith) any then-current employee, or person who was an employee or officer of the Company within the previous six-month period, to leave the employ of the Company.

(d) Nothing herein shall preclude the Executive from beneficially owning no more than two percent (2%) of the total outstanding stock of a class of stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5. Standstill. Except for securities acquired pursuant to the exercise of an option to purchase common stock of the Company issued in connection with the Executive’s employment by the Company, neither the Executive nor any affiliates or representatives of the Executive (acting on behalf of or in concert with the Executive, any of the Executive’s affiliates or any of the Executive’s other representatives) will, at any time during the two (2) year period commencing on the Resignation Date (or, at any time during such period, assist, advise, act in concert or agreement or participate with or encourage others to), directly or indirectly: (i) acquire

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or agree, offer, seek or propose to acquire, by purchase, tender offer, exchange offer, agreement or business combination or in any other manner, any ownership, including, but not limited to, beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of any of the assets, businesses or securities of the Company or any direct or indirect subsidiary thereof, or any rights or options to acquire such ownership (including from any third party); (ii) offer to enter into or propose any merger, business combination, recapitalization, restructuring or other extraordinary transaction with the Company or any direct or indirect subsidiary thereof; (iii) initiate any stockholder proposal or the convening of a stockholder’s meeting of or involving the Company or any direct or indirect subsidiary thereof; (iv) solicit proxies (as such terms are defined in Rule 14a-1 under the Exchange Act), whether or not such solicitation is exempt pursuant to Rule 14a-2 under the Exchange Act, with respect to any matter from, or otherwise seek to influence, advise or direct the vote of, holders of any shares of capital stock of the Company or any securities convertible into, exchangeable for or exercisable for (in each case, whether currently or upon the occurrence of any contingency) such capital stock, or make any communication exempted from the definition of solicitation by Rule 14a-1(l)(2)(iv) under the Exchange Act; (v) otherwise seek or propose to influence, advise, change or control the management, board of directors, governing instruments, affairs or policies of the Company or any direct or indirect subsidiary thereof; (vi) enter into any discussions, negotiations, agreements, arrangements or understandings with any person with respect to any matter described in the foregoing clauses (i) through (vi); or (vii) other than as required by law, make any public disclosure, or take any action that could reasonably be expected to require the Executive or the Company to make a public disclosure, with respect to any of the matters set forth in this Section 5.

6. Reasonableness. Executive acknowledges and agrees the foregoing non-competition, non-solicitation and standstill provisions are necessary and reasonable, and that it has been made clear to the Executive that the Executive’s compliance with Sections 3, 4 and 5 of this Agreement is a material condition to the benefits provided to the Executive pursuant to Section 3 of the Transition Agreement. The Executive further acknowledges and agrees that, if the Executive breaches Sections 3, 4 or 5 of this Agreement, the restricted periods set forth therein shall be tolled during the time of such breach.

7. Remedies. In the event of an actual breach by the Executive of the provisions of Sections 3, 4 or 5 of this Agreement, the Company shall be entitled to terminate the Executive’s employment for cause and suspend any payments and provision of benefits that the Executive may be entitled to pursuant to the Transition Agreement or otherwise, including the further exercise of any equity awards, and to entry of an injunction restraining the Executive from such breach without any obligation to post a bond and without proving special damages or irreparable injury and the Executive acknowledges and agrees that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Nothing herein, however, shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach. In the event of any action by the Company to enforce this Agreement, the non-prevailing party shall be responsible for paying the reasonable attorneys’ fees and expenses, including paralegal fees of the prevailing party. If the Executive violates any of the covenants contained in Sections 3, 4 and 5 of this Agreement the terms and the covenants violated shall be automatically extended to a like period of time from the date on which the Executive ceases such violation or from the date of entry by a court of competent jurisdiction of any order or judgment

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enforcing such covenant, whichever period is later. To the extent permitted under applicable law and without limiting the right to terminate payments herein, the Company may suspend any payments or benefits that the Executive may be entitled to pursuant to the Transition Agreement or otherwise for the duration of any period in which the Company reasonably determines that the Executive is in breach hereof. The provisions of Sections 3, 4, 5 and 6 and this Section 7 shall survive the termination of this Agreement.

8. Notices. Any notice or other communication in connection with this Agreement shall be delivered in accordance with the notice provisions of Section 13(c) of the Transition Agreement.

9. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

10. Entire Agreement; Amendment. The recitals hereto are hereby incorporated herein by this reference. This Agreement, together with the Transition Agreement attached hereto, constitute the entire agreement between the parties hereto with regard to the subject matter hereof and thereof, superseding all prior understandings and agreements, whether written or oral; provided, however, that the Change of Control Agreement, dated November 11, 2009 (the “Change of Control Agreement”) shall terminate effective as of the Resignation Date, provided that the Company has not entered into a definitive agreement to effect a Change of Control (as such term is defined in the Change of Control Agreement) prior to the Resignation Date and further provided that the Indemnification Agreement, executed by and between Executive and the Company (the “Indemnification Agreement”) and any outstanding vested equity award agreements (including, without limitation, any outstanding vested option agreement, restricted stock unit agreement, market stock unit agreement or other equity instrument by and between the Company and the Executive) shall remain in full force and effect in accordance with the terms and conditions herein and therein. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such change is sought.

11. Non-Exclusivity of Rights. Except as otherwise expressly provided herein, nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination policies, plans, programs or practices). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

12. Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

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13. Effect of Headings. The titles of section headings herein contained have been provided solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

14. Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

15. Governing Law/Jurisdiction. This Agreement shall be binding upon the Executive and shall inure to the benefit of the Company and its successors and interest and assigns, and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts without regard to conflicts of laws. The parties hereto intend and hereby confer jurisdiction to enforce the covenants contained herein upon the state and federal courts sitting in the Commonwealth of Massachusetts. In the event that such courts shall hold any such covenant wholly unenforceable by reason of the breadth of scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other states within the geographical scope of such other covenants having appropriate personal and subject matter jurisdiction over the parties, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a binding contract as of the date first written above.

HOLOGIC, INC.

By:	/s/ David R. LaVance, Jr.
Name:	David R. LaVance, Jr.
Title:	Chairman of the Board of Directors

ROBERT A. CASCELLA

/s/ Robert A. Cascella
Printed: Robert A. Cascella

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